UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

SOUTHERN CALIFORNI EDISON COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-2313	95-1240335
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue
(P.O. Box 800)
Rosemead, California 91770
(Address of principal executive offices, including zip code)

(626) 302-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2014, Southern California Edison Company ("SCE") announced the resignation of Linda G. Sullivan from her position as chief financial officer of SCE to assume a position with another company. SCE Senior Vice President Stuart R. Hemphill has been appointed to serve as acting chief financial officer. Ms. Sullivan’s resignation and Mr. Hemphill’s appointment will become effective March 31, 2014.

Mr. Hemphill, age 50, has been SCE Senior Vice President for Power Supply since January 2011 and will retain his current position. He served as SCE Senior Vice President for Power Procurement from July 2009 to December 2010 and Vice President for Renewable and Alternative Power from March 2008 to June 2009. He joined SCE in 1987 as an engineer and has held various management positions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Barbara E. Mathews
Barbara E. Mathews
Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary

Date: March 12, 2014